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                                                                  Exhibit (d)(2)


                                August 9, 2000



Mr. Joseph Cutts
Electronics For Imaging, Inc.
303 Velocity Way
Foster City, California 94404

Dear Joe:

     In connection with your consideration of a possible negotiated business combination transaction (a "Transaction") between Splash Technology Holdings,
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Inc. a Delaware corporation (the "Company") and Electronics For Imaging, Inc., a
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Delaware corporation (hereinafter "you"), the Company and you expect to make available to one another certain information concerning their respective business, financial condition, operations, assets and liabilities which is non-public, confidential or proprietary in nature (herein collectively referred to as the "Evaluation Material"). As a condition to Evaluation Material being
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furnished to each party and its directors, officers, employees, agents or advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors) (collectively, "Representatives"), each party
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agrees to treat any Evaluation Material concerning the other party (whether prepared by the disclosing party, its advisors or otherwise and irrespective of the form of communication) which is furnished hereunder to a party or to its Representatives now or in the future by or on behalf of the disclosing party in accordance with the provisions of this letter agreement, and to take or abstain from taking certain other actions hereinafter set forth.

     (1)  Evaluation Material.  Evaluation Material, if disclosed in written
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form, shall be designated in writing to be confidential or proprietary.  The term "Evaluation Material" also shall be deemed to include all notes, analyses,
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compilations, studies, interpretations or other documents prepared by each party or its Representatives which contain, reflect or are based upon, in whole or in part, the information furnished to such party or its Representatives pursuant hereto. The term "Evaluation Material" does not include information which (i)
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is or becomes generally available to the public other than as a result of a disclosure by the receiving party or its Representatives, (ii) is or becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party or any of its Representatives, provided that, to the knowledge of the receiving party, such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the disclosing party or any other party with respect to such information, (iii) conveyed orally and is not related to the business or operations of a party, (iv) is in the possession of the receiving party at the time of disclosure as shown by the receiving party's files and records in existence prior to the time of disclosure, (v) is developed independently by the receiving party without use of or reference to the Evaluation Material of the disclosing party, or (vi) becomes available to the receiving party by lawful inspection or analysis of products offered for sale. Nothing herein shall constitute an admission by either party that any Evaluation Material in fact contains material nonpublic information concerning the disclosing party or is, in fact, confidential information of the disclosing party.
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     (2)  Purpose of Disclosure of Evaluation Material.  It is understood and
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agreed by each party that any exchange of information under this agreement shall be solely for the purpose of evaluating a Transaction between the parties and not to effect, in any way, each party's relative competitive position to the other party or to other entities. It is further agreed, that the information to be disclosed to each other shall only be that information which is reasonably necessary to a Transaction and that information which is not reasonably necessary for such purposes shall not be disclosed or exchanged, unless otherwise agreed. In addition, disclosure of competitively sensitive information such as information concerning product development or marketing plans, product prices or pricing plans, cost data, customers or similar information which has been determined to be reasonably necessary to a Transaction, shall be limited only to those senior executives, employees and Representatives who have a need to know for purposes of evaluating or negotiating a Transaction or approving the value of a Transaction.

     (3)  Use of Evaluation Material.  Each party hereby agrees that it and its
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Representatives shall use the other's Evaluation Material solely for the purpose of evaluating a possible Transaction between the parties, and that the disclosing party's Evaluation Material will be kept confidential and each party and its Representatives will not disclose or use for purposes other than the evaluation of a Transaction any of the other's Evaluation Material in any manner whatsoever, provided, however, that (i) the receiving party may make any
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disclosure of such information to which the disclosing party gives its prior written consent and (ii) any of such information may be disclosed to the receiving party's Representatives who need to know such information for the sole purpose of evaluating a possible Transaction between the parties, who agree to keep such information confidential and agree to be bound by the confidentiality provisions hereof to the same extent as if they were parties hereto. Except as otherwise permitted by law, neither party shall reverse engineer, disassemble or decompile any prototypes, software or other tangible objects which embody the other party's Evaluation Material and which are provided to the party hereunder.

     (4)  Non-Disclosure. In addition, each party agrees that, without the prior
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written consent of the other party, neither it nor its Representatives will disclose to any other person not involved in the evaluation or Transaction the fact that any Evaluation Material has been made available hereunder, that discussions or negotiations are taking place concerning a Transaction involving the parties or any of the terms, conditions or other facts with respect thereto (including the status thereof), provided that a party may make such disclosure
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if in the opinion of a party's outside counsel, such disclosure is necessary to avoid committing a violation of law. In such event, the disclosing party shall use its best efforts to give advance notice to the other party. The terms of confidentiality under this letter agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's Evaluation Material. The disclosing party acknowledges that the receiving party may currently or in the future be developing information internally, or receiving information from other parties, that is similar to the Evaluation Material. Accordingly, nothing in this letter agreement will be construed as a representation or agreement that the receiving party will not develop or have developed for it products, concepts, systems, or techniques that are similar to or compete with the products, concepts, systems or techniques contemplated by or embodied in the Evaluation Material provided that the receiving party does not violate any of its obligations under this letter agreement in connection with such development.
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     (5)  Required Disclosure.  In the event that a party or its Representatives
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are requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the other party's Evaluation Material, the party requested or required to make the disclosure shall provide the other party with prompt notice of any such request or requirement so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this letter agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by such other party, the party requested or required to make the disclosure or any of its Representatives are nonetheless, in the opinion of counsel, legally compelled to disclose the other party's Evaluation Material to any tribunal or else stand liable for contempt or suffer other censure or penalty, the party requested or required to make the disclosure or its Representative may, without liability hereunder, disclose to such tribunal only that portion of the other party's Evaluation Material which such counsel advises is legally required to be disclosed, provided that the party requested or required to make the disclosure exercises its reasonable efforts to preserve the confidentiality of the other party's Evaluation Material, including, without limitation, by cooperating with the other party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the other party's Evaluation Material by such tribunal.

     (6)  Non-Solicitation.  For a period of one (1) year subsequent to the
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termination of discussions regarding a Transaction, neither party shall directly or indirectly solicit for hire any employee of the other party or any of its subsidiaries with whom it has first had contact or who first became known to it in connection with its consideration of a Transaction; provided, however, that the foregoing provision shall not prevent either party from (i) employing an employee who contacts such party, directly or indirectly through an intermediary, at his or her own initiative without any direct or indirect solicitation by or encouragement from such party; or (ii) placing advertisements in newspapers consistent with such party's past practices or using recruiters, provided such recruiters have not been directed, either directly or indirectly, to contact the other party's employees.

     (7)  Standstill.  Beginning on the date of this letter agreement and
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continuing for a period of one (1) year after the date of a notice of termination of discussions under Section (8) below, each party and its officers, directors, subsidiaries and persons in control of such party will not (and each party and its officers, directors, subsidiaries and persons in control of such party will not assist or encourage others to), directly or indirectly, unless specifically requested to do so in writing in advance by the other party's Board of Directors:

          (a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the other party or any subsidiary thereof, or of any successor to or person in control of the other party, or any assets of the other party or any subsidiary or division thereof or of any such successor or controlling person;

          (b) make, or in any way participate, directly or indirectly, in any "solicitation" or "proxies" to vote (as such terms are used in the rules of the Securities and Exchange Commission ("SEC")), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the other party;
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          (c)  make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the other party or any of its securities or assets;

          (d)  form, join or in any way participate in a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with any of the foregoing;

          (e) otherwise act or seek to control or influence the management, Board of Directors or policies of the other party; or

          (f) take any action that could reasonably be expected to require the other party to make a public announcement regarding the possibility of any of the events described in clauses (a) through (e) above.

     (8)  Termination of Discussions.  If either party decides that it does not
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wish to proceed with a Transaction with the other party, the party so deciding will promptly inform the other party of that decision by giving a written notice of termination. In that case, or at any time, upon the request of either disclosing party for any reason, each receiving party will, at its option, promptly either (i) deliver to the disclosing party all Evaluation Material (all copies thereof) furnished to the receiving party or its Representatives by or on behalf of the disclosing party pursuant hereto or (ii) destroy all such Evaluation Material with no copy thereof being retained, and in no event shall either party be obligated to disclose or provide the Evaluation Material prepared by it or its Representatives to the other party. Notwithstanding the return or destruction of the Evaluation Material, each party and its Representatives will continue to be bound by its obligations of confidentiality hereunder for a period of three (3) years after the date of written notice of termination.

     (9)  No Representation of Accuracy. Each party understands and acknowledges
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that neither party nor any of its Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material made available by it or to it. Each party agrees that neither party nor any of its Representatives shall have any liability to the other party or to any of its Representatives relating to or resulting from the use of such other party's Evaluation Material or any errors therein or omissions therefrom. Only those representations or warranties which are made in a final definitive agreement regarding the Transaction, when, as and if executed, and subject to such limitations and restrictions as may be specified therein, will have any legal effect.

     (10) Definitive Agreements.  Each party understands and agrees that no
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contract or agreement providing for any Transaction involving the parties shall be deemed to exist between the parties unless and until a final definitive agreement has been executed and delivered. Each party also agrees that unless and until a final definitive agreement regarding a Transaction between the parties has been executed and delivered, neither party will be under any legal obligation of any kind whatsoever with respect to such a Transaction by virtue of this letter agreement except for the matters specifically agreed to herein. Both parties further acknowledge and agree that, until final definitive agreement regarding a Transaction between the parties has been executed and delivered, each party reserves the right, in its sole discretion, to reject any and
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all proposals made by the other party or any of its Representatives with regard to a Transaction between the parties, and to terminate discussions and negotiations at any time.

     (11) Waiver.  It is understood and agreed that no failure or delay by
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either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

     (12) Miscellaneous.  Each party agrees to be responsible for any breach of
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this agreement by any of its Representatives.  In case any provision of this agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of the agreement shall not in any way be affected or impaired thereby.

     (13) Governing Law; Consent to Jurisdiction.  This agreement shall be
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governed by and construed in accordance with the laws of the State of California without giving effect to choice of law doctrines. Each party hereto consents to non-exclusive jurisdiction in the courts of Santa Clara County, California and voluntarily submits to the jurisdiction of such courts in any action or proceeding with respect to this agreement, including the federal district courts located in such County. Both parties agree that they may be served with process at their address set forth on the first page hereof.

     (14) Injunctive Relief.  It is further understood and agreed that money
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damages would not be a sufficient remedy for any breach of this letter agreement by either party or any of its Representatives and that the non-breaching party shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this letter agreement but shall be in addition to all other remedies available at law or equity. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines that either party or any of its Representatives have breached this letter agreement, then the breaching party shall be liable and pay to the non-breaching party the reasonable legal fees incurred in connection with such litigation, including an unsuccessful appeal therefrom.

     (15) Entire Agreement.  This letter agreement contains the entire agreement
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between the parties hereto concerning confidentiality of their respective
Evaluation Material, and no modification of this letter agreement or waiver of the terms and conditions hereof shall be binding upon either party hereto, unless approved in writing by each such party. This letter agreement does not supersede any existing secrecy or confidentiality agreements between or among the parties.
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     Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.


                                   Very truly yours,

                                   SPLASH TECHNOLOGY HOLDINGS, INC.


                                   By: /s/ Kevin K. Macgillivray
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                                      Kevin K. Macgillivray
                                      President and Chief Executive Officer

Accepted and Agreed as of
 the date first written above:

ELECTRONICS FOR IMAGING, INC.


By: /s/ Joseph Cutts
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   Joseph Cutts
   Chief Financial Officer